     As filed with the Securities and Exchange Commission on July 2, 1997

                                                      REGISTRATION NO. 333-
                                                                           -----
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             OMNIPOINT CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                3 BETHESDA METRO
    DELAWARE                         CENTER                   04-2969720
-----------------                  SUITE 400              -------------------
(State or other                BETHESDA, MARYLAND         (I.R.S. Employer
 jurisdiction of                     20814                Identification no.)
 incorporation or            (Address of principal
 organization)                 executive offices)



                             OMNIPOINT CORPORATION
                            1997 OMNIBUS STOCK PLAN
                           ------------------------
                           (Full title of the plan)



                                                 Copy To:
        DOUGLAS G. SMITH                         EDWIN M. MARTIN, ESQ.
        OMNIPOINT CORPORATION                    NANCY A. SPANGLER, ESQ.
        3 BETHESDA METRO CENTER                  PIPER & MARBURY L.L.P.
        SUITE 400                                1200 NINETEENTH STREET, N.W.
        BETHESDA, MARYLAND 20814                 WASHINGTON, D.C. 20036
        (301) 951-2500                           (202) 861-3900



(Name, address and telephone number, including area code, of agent for service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF SECURITIES       AMOUNT TO BE               OFFERING                 AGGREGATE           REGISTRATION
     TO BE REGISTERED          REGISTERED            PRICE PER SHARE           OFFERING PRICE              FEE
    ------------------     ------------------       ------------------       ------------------    ------------------
COMMON STOCK (PAR VALUE
$0.01 PER SHARE) AND THE
PARTICIPATION INTERESTS
IN THE 1997 OMNIBUS
STOCK PLAN                       2,500,000(1)               $ 16.00(2)          $ 40,000,000(2)           $ 12,122(2)
---------------------------------------------------------------------------------------------------------------------------------

(1) THIS REGISTRATION STATEMENT SHALL ALSO COVER ANY ADDITIONAL SHARES OF COMMON STOCK WHICH BECOME ISSUABLE UNDER THE OMNIPOINT CORPORATION 1997 OMNIBUS STOCK PLAN BY REASON OF ANY STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR OTHER SIMILAR TRANSACTION EFFECTED WITHOUT THE RECEIPT OF CONSIDERATION WHICH, RESULTS IN AN INCREASE IN THE NUMBER OF THE REGISTRANT'S OUTSTANDING SHARES OF COMMON STOCK.

(2) ESTIMATED PURSUANT TO RULE 457 SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE ON THE BASIS OF THE CLOSING PRICE OF $16.00 PER SHARE REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 26, 1997. NO SEPARATE REGISTRATION FEE IS PROVIDED FOR THE PARTICIPATION INTERESTS IN THE 1997 OMNIBUS STOCK PLAN.

    THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION, AND SALES OF REGISTERED SECURITIES WILL BEGIN AS SOON AS PRACTICABLE AFTER SUCH EFFECTIVE DATE.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ----------------------------------------

       The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Omnipoint Corporation (the "Company") are hereby incorporated by reference in this Registration
Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act.

     (3) A decription of the Company's 1997 Omnibus Stock Plan in the Company's
Schedule 14A Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders filed on April 28, 1997, pursuant to Section 14 of the Exchange Act.

     (4) The description of the Company's Common Stock contained in the Company's Amendment No. 1 to Registration Statement on Form 8-A filed December 22, 1995, pursuant to Section 12(g) of the Exchange Act.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.  Not applicable.
          -------------------------------------------

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          ---------------------------------------

       Counsel for the Company, Piper & Marbury L.L.P., Washington, D.C., has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable. Certain members of Piper & Marbury L.L.P., or investment partnerships of which such persons are partners, beneficially own approximately 1,200 shares of the Company's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

       The Company's By-laws provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

       Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

       Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
          ------------------------------------

ITEM 8.   EXHIBITS.
          ---------

     Exhibit
     Number    Description
     ------    -----------

     5.1 Opinion of Piper & Marbury L.L.P., as to the legality of securities being registered.

     10.1      1997 Omnibus Stock Plan

     23.1      Consent of Counsel (contained in Exhibit 5.1).

     23.2      Consent of Independent Accountants.

     24.1      Power of Attorney (included in signature pages).


ITEM 9.   UNDERTAKINGS.
          -------------

     (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     [Remainder of page intentionally left blank.  Signature page follows.]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, and the State of Maryland on this 1st day of July, 1997.

                               OMNIPOINT CORPORATION


                               By:  /s/ Douglas G. Smith
                                    ----------------------------------
                                    Douglas G. Smith, President,
                                    Chief Executive Officer, and
                                    Chairman of the Board


                               POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Each person whose signature appears below in so signing also makes, constitutes and appoints Douglas G. Smith and Edwin M. Martin, Jr., and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement on Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

A Majority of the Board of Directors:


SIGNATURE                                 TITLE                   DATE
---------                                 -----                   ----

     /s/ Douglas G. Smith     President, Chief Executive      June 30, 1997
----------------------------   Officer, Chairman of the
     Douglas G. Smith          Board and Director (Principal
                               Executive Officer)


     /s/ George F. Schmitt    Executive Vice President and    June 30, 1997
----------------------------   Director; President of
     George F. Schmitt         Omnipoint Communications Inc.



     /s/ Bradley E. Sparks    Chief Financial Officer         June 30, 1997
----------------------------   (Principal Financial and
     Bradley E. Sparks         Accounting Officer)


     /s/ James J. Ross        Director and Vice Chairman      June 30, 1997
----------------------------   of the Board
     James J. Ross


     /s/ Evelyn Goldfine      Director                        June 30, 1997
----------------------------
     Evelyn Goldfine


     /s/ Richard L. Fields    Director                        June 30, 1997
----------------------------
     Richard L. Fields


     /s/ Paul J. Finnegan     Director                        June 30, 1997
----------------------------
     Paul J. Finnegan


     /s/ James N. Perry, Jr.  Director                        June 30, 1997
----------------------------
     James N. Perry, Jr.


     /s/ Arjun Gupta          Director                        June 30, 1997
----------------------------
     Arjun Gupta


     Pursuant to the requirements of the Securities Act of 1993, the Administrator of the Omnipoint Corporation 1997 Omnibus Stock Plan duly has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland, on June 30, 1997.

                                    OMNIPOINT CORPORATION
                                    1997 OMNIBUS STOCK PLAN


                                    By:  /s/ Douglas G. Smith
                                         ---------------------------
                                         Douglas G. Smith, President

     EXHIBIT INDEX


     Exhibit
     Number   Description
     ------   -----------
     5.1      Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).

     10.1*    1997 Omnibus Stock Plan.

     23.1     Consent of Counsel (contained in Exhibit 5.1).

     23.2     Consent of Independent Accountants.

     24.1     Power of Attorney (included in signature pages).

_________________
* Incorporated by reference to the Company's Schedule 14A, Definitive Proxy Statement, filed with the Commission on April 28, 1997.